UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

UWHARRIE CAPITAL CORP

(Exact name of Registrant as Specified in Its Charter)

North Carolina	000-22062	56-1814206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 704-983-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02 Results of Operations and Financial Condition

On February 8, 2018, Uwharrie Capital Corp (the “Registrant”) announced financial results for the year ended December 31, 2017. The Registrant reported consolidated total assets of $576.4 million at December 31, 2017, compared to $548.2 million at December 31, 2016, and increase of $28.2 million or 5.1%.

Net income for the twelve-month period ended December 31, 2017 was $1.61 million versus $2.21 million for the same period in 2016, a 27% decline. For the twelve months, ended December 31, 2017, net income available to common shareholders was $1.02 million or $0.14 per share, compared to $1.62 million or $0.22 per share for the twelve months ended December 31, 2016, a 37% decline. Net income available to common shareholders takes into consideration the payment of dividends on preferred stock issued by the Registrant.

Included in the provision for income taxes during 2017 was an estimated $806 thousand write-down as a result of an adjustment in the Registrant’s net deferred tax assets. The adjustment was based on the new federal tax code that reduced the statutory tax rate for corporations from 35% to 21% and was enacted December 22, 2017. After adjusting earnings for this charge, the Registrant’s net income would have been $2.42 million, an increase of $210 thousand or 9.5% over 2016. The Registrant’s net income, as adjusted, is a non-GAAP financial measure. For more information, see “Use of Non-GAAP Financial Measures” and the accompanying table below.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company supplements its evaluation of its results of operations with an analysis of certain non-GAAP, adjusted financial measures including adjusted net income. Management believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP financial measures disclosed in this release to the comparable GAAP measures are provided in the accompanying tables.

Reported Net Income	$1.61	million
DTA Estimated Adjustment	$806	thousand
Adjusted Net Income	$2.42	million

A copy of the press release (the “Press Release”) announcing the Registrant’s results is attached as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 8, 2018

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: February 8, 2018	By:	/s/ R. David Beaver, III
R. David Beaver, III
Principal Financial Officer